                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                                  SIMETAL CORP.

                               A STOCK CORPORATION


         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follow:

         FIRST:  The name of the corporation (the "Corporation") is SiMetal
Corp.

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock, par value of $.01 per share.

         FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

         SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of this Article Sixth shall not adversely affect any right or protection of a director of the corporation existing immediately prior to such repeal or modification.

         SEVENTH: Each person who is or was or had agreed to became a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

         EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

         NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

         TENTH: The name and mailing address of the Incorporator is Sally A. Jamieson, North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114.

         ELEVENTH: The name and mailing addresses of the persons who are to serve as directors of the corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

                  NAME                      MAILING ADDRESS
                  ----                      ---------------
                  James M. Petras           c/o Capital One Investors
                                            1111 Chester Avenue, Suite 550
                                            Cleveland, Ohio 44114

                  James D. Ireland          c/o Capital One Investors
                                            1111 Chester Avenue, Suite 550
                                            Cleveland, Ohio 44114


         IN WITNESS WHEREOF, I the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 29th day of August, 1994.

                                       /s/ Sally A. Jamieson
                                       ---------------------------------------
                                       Sally A. Jamieson

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  SIMCALA, INC.


         The undersigned, being all of the Directors of SIMCALA, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

         A. That on February 9, 1995, in lieu of a meeting and pursuant to
Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation did unanimously recommend the adoption of the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of the Corporation, as amended, be amended by deleting Article FOURTH in its entirety and replacing it so as to read as follows:

         FOURTH: The total number of shares which the Corporation shall have the authority to issue is 24,500 and the shares shall be divided into classes as follows: (i) 20,000 shares of Common Stock, par value $.01 per share; and (ii) 4,500 shares of Preferred Stock (the "Preferred Stock") consisting initially of:
(X) 1,500 shares of Series A Preferred Stock, par value $1.00 per share; and (Y) 3,000 shares of Series B Preferred Stock, par value $1.00 per share.

         The voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares and the authority of the Board of Directors to provide for such powers, designations, preferences, rights and qualifications, limitations or restrictions are as follows (as used herein, references to a specific Paragraph refer to the applicable paragraph within the Division identified by the capitalized letter contained in the paragraph reference):

                                   DIVISION A

                                Express Terms of
                            Series A Preferred Stock

         The express terms of SIMCALA, INC.'s (the "Company") series A Preferred stock (the "Series A Preferred Shares") are as follows:

         1. Number. The total number of Series A Preferred Shares that this Company shall have authority to issue is one thousand five hundred (1,500), $1.00 par value per share. All Series A Preferred Shares redeemed, purchased, surrendered upon exchange or otherwise acquired by the Company shall be cancelled, retired and eliminated from the Series A Preferred Shares that the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Series A Preferred Shares to reflect any such cancellation, retirement and elimination of Series A Preferred Shares.

         2. Dividends. No dividends shall be paid on the Series A Preferred Shares.

         3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company (a "Liquidation Event"), the holders of series A Preferred Shares shall be entitled to receive $2,000 (as adjusted to reflect any share split, combination, reclassification or similar event affecting the Series A Preferred Shares) (the "Liquidation Value") for each Series A Preferred Share outstanding. If the assets of the Company available for distribution to the holders of its capital stock shall be insufficient to permit payment to the holders of all outstanding Series A Preferred Shares of the full amount to which they are entitled, then all of the assets of the Company so available for distribution shall be distributed ratably among holders of Series A Preferred Shares based upon the aggregate liquidation preference of the Series A preferred Shares held by each such holder and the aggregate liquidation preference of all Series A Preferred Shares. The Liquidation Value shall be paid to holders of Series A Preferred Shares before any distribution may be made to the holders of common stock or any other stock of the Company ranking junior to the Series A Preferred Shares as to distribution of assets upon the occurrence of a Liquidation Event ("Junior Stock"). After the Liquidation Value shall have been paid to the holders of the Series A Preferred Shares or funds necessary for such payment shall have been set aside by the Company in trust for the benefit of the holders of the Series A Preferred Shares so as to be available for such payment, the holders of Series A Preferred Shares shall have no further rights with respect to any remaining assets of the Company legally available for distribution to the holders of its capital stock. A reorganization, consolidation or merger of the Company or a sale or other disposition of all or substantially all of the assets of the Company shall not be treated as a Liquidation Event. The Company shall not make distributions to the holders of common stock or Junior Stock upon the sale or other disposition of all or substantially all of the assets of the Company unless the Company shall have paid the Liquidation Value or set aside funds equal to the Liquidation Value for each of the outstanding Series A Preferred Shares.

         4. Voting Rights. Except as specifically required by law, the holders of the Series A Preferred Shares shall not have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Company's shareholders.

         5.  Exchange of Shares.

         (a) The Company, at its option, may at any time from time to time, exchange outstanding Series A Preferred Shares for Subordinated Promissory Notes, in the form attached hereto as Exhibit A (the "Exchange Notes"). In the event that the Company exercises its right to exchange Series A Preferred Shares into Exchange Notes, each holder of outstanding Series A Preferred shares shall receive Exchange Notes in an aggregate principal amount equal to the product of
(i) the Liquidation Value times (ii) the number of Series A Preferred Shares then held by such holder.

         (b) The Company shall mail written notice of its intention to exchange Exchange Notes for Series A Preferred Shares to each holder of Series A Preferred Shares not less than 10 days prior to the date on which such exchange is to be made (the "Exchange Date"). Such notice shall state the Exchange Date and the place where certificates for such series A Preferred Shares are to be surrendered in exchange for Exchange Notes.

         (c) From and after the Exchange Date, the Series A Preferred Shares exchanged for Exchange Notes shall no longer be deemed to be issued and outstanding, and all rights of the holders of Series A Preferred Shares so exchanged as stockholders of the Company with respect to such Series A Preferred Shares (except for the right to receive Exchange Notes) shall cease and terminate. Upon surrender of the certificates for Series A Preferred Shares so exchanged (properly endorsed for transfer) in accordance with the Company's notice, the Company shall cause the Exchange Notes to be duly executed and delivered as provided above.

         6.  Redemption.

         (a) The Company shall redeem 230 of the issued and outstanding Series A Preferred Shares on the earlier to occur of the following (the "Initial Redemption Date"): (i) the date which in six months following the date, as determined in good faith by the Board of Directors of the Company, that all three of the Company's furnaces located in Mt. Meigs, Alabama are in operation or (ii) the second anniversary of the date on which the Series A Preferred Shares were originally issued. Thereafter, the Company shall redeem Series A Preferred Shares, as follows:

                  (i) 100 of the issued and outstanding Series A Preferred Shares on each of the first, second and third anniversary of the Initial Redemption Date;

                  (ii) 160 of the issued and outstanding Series A Preferred shares on each of the fourth and fifth anniversary of the Initial Redemption Date; and

                  (iii) 210 of the issued and outstanding Series A Preferred Shares on each of the sixth, seventh and eighth anniversary of the Initial Redemption Date (the Initial Redemption Date and each other date on which Series A Preferred Shares are redeemed under this Section 6(a) or Section 6(b) shall be referred to as a "Redemption Date").

The redemption price for each series A Preferred Share redeemed shall be the Liquidation Value at the time of such redemption (the "Redemption Price"). The number of Series A Preferred Shares required to be redeemed on any Redemption Date under this Section 6(a) shall be reduced by the number of Series A Preferred Shares (i) redeemed by the Company under Section 6(b), (ii) exchanged for Exchange Notes under Section 5, (iii) or otherwise acquired by the Company at any time prior to such Redemption Date.

         (b) The Company may, at its option at any time from time to time, redeem any or all of the outstanding Series A Preferred Shares at the Redemption Price.

         (c) If on any Redemption Date the funds of the Company legally available for the redemption of Series A Preferred Shares are insufficient to redeem all Series A Preferred Shares required to be redeemed on such date, the number of Series A Preferred Shares legally permitted to be redeemed shall be redeemed, and any Series A Preferred Shares that the Company is legally unable to redeem shall be redeemed as soon thereafter as funds become legally available for such redemption.

         (d) At least 10 days prior to a Redemption Date the Company shall mail written notice of such redemption (the "Redemption Notice") to each holder of record of the Series A Preferred Shares that are to be redeemed, at its address shown on the records of the Company; provided, however, that the Company's failure to give such Redemption Notice with respect to a redemption under
Section 6(a) shall in no way affect its obligation to redeem Series A Preferred Shares as provided in Section 6(a). The Redemption Notice shall state the Redemption Date and the Redemption Price, the number of Series A Preferred Shares to be redeemed, and the place where such holders of Series A Preferred Shares shall deliver certificates representing the Series A Preferred Shares to be redeemed.

         (e) Each holder of Series A Preferred Shares to be redeemed shall surrender the certificate or certificates representing such Series A Preferred Shares to the Company in proper form for transfer, and thereupon the applicable Redemption Price for such Series A Preferred Shares shall be paid to such holder. Each surrendered certificate shall be cancelled and retired and new certificates representing any Series A Preferred Shares not redeemed shall be issued to such holder. From and after the date on which the

Redemption Price for Series A Preferred Shares shall have been paid to the holders of the Series A Preferred Shares or funds or other property necessary for such payment shall have been set aside by the Company in trust for the benefit of the holders of the Series A Preferred Shares so as to be available for such payment, the Series A Preferred Shares so redeemed shall no longer be deemed to be outstanding.

         7. Transfer Restrictions. No holder of Series A Preferred Shares may transfer, assign, sell, pledge, encumber or otherwise dispose of any Series A Preferred Shares other than as approved in writing by the Board of Directors of the Company. All certificates representing Series A Preferred Shares shall bear a legend reflecting these transfer restrictions and all restrictions required by law.

         8. No Other Rights, Preferences or Privileges. Unless otherwise required by law, the Series A Preferred Shares shall not have any rights, preferences or privileges other than those expressly set forth herein.

                                   DIVISION B

                                Express Terms of
                            Series B Preferred Stock

         The express terms of SIMCALA, INC.'s (the "Company") Series B Preferred stock (the "Series B Preferred Shares") are as follows:

         1. Number. The total number of Series B Preferred Shares that the Company shall have authority to issue is three thousand (3,000), $1.00 par value per share. All Preferred shares redeemed, purchased or otherwise acquired by the Company shall be cancelled, retired and eliminated from the Series B Preferred Shares that the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Series B Preferred Shares to reflect any such cancellation, retirement and elimination of Series B Preferred Shares.

         2. Dividends. The holders of record of Series B Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefore, cumulative preferential cash dividends in the amount per share of $80.00 per annum payable quarterly, in arrears, on the last business day of March, June, September, and December commencing June 30, 1995. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not declared and paid shall cumulate and accrue an a daily basis and interest shall accrue on such accrued dividends at the rate of eight percent (8%) per annum. Any and all such accrued dividends and interest thereon shall be paid as provided in Sections 3 and 5 hereof.

         3. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the company (a "Liquidation Event"), the holders of Series B Preferred Shares shall be entitled to receive before any payment or declaration and setting apart for payment of any amount shall be made in respect of any of the Company's shares of capital stock (other than the Company's outstanding Series A Preferred Stock, to which the Series B Preferred Shares are junior) $1,000 (as adjusted to reflect any share split, combination, reclassification or similar event involving the Series B Preferred Shares) for each Series B Preferred Share outstanding, plus all accrued and unpaid dividends thereon to and including the date full payment shall be tendered to the holders of the Series B Preferred Shares with respect to such Liquidation Event (the "Liquidation Value"). If, after the holders of the Company's Series A Preferred Shares have been paid, the assets of the Company are insufficient to permit the payment in full to the holders of the Series B Preferred Shares of the amounts thus distributable, then the remaining assets of the Company available for such distribution shall be distributed ratably among the holders of the Series B Preferred Shares based upon the aggregate liquidation preference of the Series B Preferred Shares held by each such holder and the aggregate liquidation preference of all Series B Preferred Shares. After such payment shall have been made in full to the holders of the Series B Preferred Shares, or funds necessary for such payment shall have been set aside by the Company in trust for the account of holders of the Series B Preferred Shares so as to be available for such payment, the holders of Series A Preferred Shares shall have no further rights with respect to any remaining assets of the company legally available for distribution to the holders of its capital stock. A reorganization, consolidation or merger of the Company or a sale or other disposition of all or substantially all of the assets of the Corporation shall not be treated as a Liquidation Event. The Corporation shall not make distributions to the holders of common stock upon the sale or other disposition of all or substantially all of the assets of the Company unless the Company shall have paid the Liquidation Value or set aside funds equal to the Liquidation Value for each of the outstanding Series A Preferred Shares and Series B Preferred Shares.

         4. Voting Rights. Except as specifically required by law, the holders of Series B Preferred Shares shall not have. any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of the Company's shareholders.

         5.  Redemption of Series B Preferred Shares.

         (a) The Company may redeem, at any time from time to time, any and all of the outstanding Series B Preferred Shares at a price per share of $1,000 plus all accrued but unpaid cumulative dividends in 100 share increments (the "Redemption Price"). The Series B Preferred Shares to be redeemed shall be selected pro rata in accordance with the ratio the number of Series B Preferred Shares hold by each respective holder bears to the total number of Series B Preferred Shares then issued and outstanding. Each date on which Series B Preferred Shares are redeemed shall be referred to as a "Redemption Date."

         (b) At least 30 days prior to a Redemption Date, the Company shall mail written notice of such redemption (the "Redemption Notice") to each holder of record of the Series B Preferred Shares that are to be redeemed, at its address shown on the records of the Company. The Redemption Notice shall state the Redemption Date and the Redemption Price, the number of Series B Preferred Shares to be redeemed, and the place where such holders of Series B Preferred Shares shall deliver certificates representing the Series B Preferred Shares to be redeemed.

         (c) Each holder of Series B Preferred Shares to be redeemed shall surrender the certificate or certificates representing such Series B Preferred Shares to the Company, in proper form for transfer, and thereupon the applicable Redemption Price for such Series B Preferred Shares shall be paid to such holder. Each surrendered certificate shall be cancelled and retired and new certificates representing any Series B Preferred Shares not redeemed shall be issued to such holder. From and after the date on which the Redemption Price for Series B Preferred Shares shall have been paid to the holders of the

Series B Preferred Shares or funds or other property necessary for such payment shall have been set aside by the Company in trust for the benefit of the holders of the Series B Preferred Shares so as to be available for such payment, the Series B Preferred Shares so redeemed shall no longer be deemed to be outstanding.

         6. Transfer Restrictions. No holder of Series B Preferred Shares may transfer, assign, sell, pledge, encumber or otherwise dispose of any Series B Preferred Shares other than as approved in writing by the Board of Directors of the Company. All certificates representing Series B Preferred Shares shall bear a legend reflecting these transfer restrictions and all other restrictions required by law.

         7. No Other Rights, Preferences or Privileges. Unless otherwise required by law, the Series B Preferred Shares shall not have any rights, preferences or privileges other than those expressly set forth herein.

         B. That in lieu of a meeting and vote of stockholders, the sole stockholder has given written consent to such amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         C. That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.

         IN WITNESS WHEREOF, the undersigned do make this Certificate of Amendment, hereby declaring and certifying under penalties of perjury that this is their act and deed and the facts stated herein are true, and accordingly have hereunto set their hands this 9th day of February, 1995.




                                       /s/  James M. Petras
                                       ------------------------------------
                                       James M. Petras




                                       /s/  James D. Ireland, III
                                       ------------------------------------
                                       James D. Ireland, III

                       EXHIBIT A TO PREFERRED STOCK TERMS
                       ----------------------------------

                                 PROMISSORY NOTE
                                 ---------------

$                                                            ____________, ____
 --------------------------
                                                                Cleveland, Ohio

         FOR VALUE RECEIVED, SIMCALA, INC., a Delaware corporation ("Maker"), promises to pay in lawful money of the United States to [holder of Preferred Shares] ("Payee"), with offices at _____________________________, at such offices or at such other place as Payee may from time to time designate in writing, the principal sum of
____________________________________($____________). No interest shall be charged thereon.

         (This Note shall be repaid in the amounts and at the times that shares of the Series A Preferred Stock of Maker was to be redeemed under the terms thereof.)

         This Note may be prepaid, in whole or in part by Payor at any time prior to maturity without penalty or premium.

         The indebtedness evidenced by this Note is subordinated to all current and future secured indebtedness of Maker.

         This Note is given in exchange for shares of Series A Preferred Stock of Maker pursuant to the provisions of Section 5 of the terms of such stock.

         Neither this Note nor any rights under this Note may be sold, transferred, pledged, assigned or otherwise disposed of by Payee without the prior written consent of Maker.

         This Note shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, Maker has caused this Note to be executed as of the day and year first above written.



                                       SIMCALA, INC.



                                       By:
                                          ------------------------------------
                                          Name:

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  SIMETAL CORP.


         The undersigned, being all of the Directors of SiMetal Corp. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

         A. That a resolution was adopted by a Consent of the Board of Directors Without a Meeting dated September 7, 1994 proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         FIRST: The name of the Corporation shall be SIMCALA, Inc.

         B. The Corporation has not received any payment for any of its stock.

         C. That such amendment bas been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned do make this Certificate of Amendment, hereby declaring and certifying under penalty of perjury that this is their act and deed and the facts stated herein are true, and accordingly have hereunto set their hands this 7th day of September, 1994.


                                       /s/ James M. Petras
                                       ---------------------------------------
                                       James M. Petras



                                       /s/ James D. Ireland
                                       ---------------------------------------
                                       James D. Ireland